SHARE PURCHASE AGREEMENT

     THIS AGREEMENT made the 30th day of November, 1998, BETWEEN:

          VICTOR FRADKIN,
          of the City of Richmond Hill, in the Regional Municipality of York (hereinafter called "Victor"),

          RHYS QUIN,
          of the City of Toronto, in the Municipality of Metropolitan Toronto (hereinafter called "Rhys"),

          LAUDERDALE CAPITAL CORP.,
          a corporation incorporated under the laws of the Province of Ontario (hereinafter called "Lenco"),

          LARRY HOFFMAN,
          of the City of Toronto, in the Municipality of Metropolitan Toronto (hereinafter called "Larry")

          (Victor, Rhys, Lenco and Larry being hereinafter collectively called the "Vendors")

                                                              OF THE FIRST PART,

          - and -

          INTERNATIONAL MENU SOLUTIONS INC.,
          a corporation incorporated under the laws of the Province of Ontario, (hereinafter called the "Purchaser")

                                                             OF THE SECOND PART,

          - and -

          INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated under the laws of the State of Nevada (hereinafter called "IMSC")

                                                              OF THE THIRD PART.

     WHEREAS the Purchaser wishes to acquire (a) all of the issued and outstanding shares of Transcontinental Gourmet Foods Inc. (herein called the "Corporation" and "TGF"), and (b) 59% of the issued and outstanding shares of Norbakco Ltd. (herein called "Norbakco");

     AND WHEREAS Victor is the sole shareholder of 1069924 Ontario Limited (herein called "Victorco") and Victor owns 30 common shares in the capital stock of Victorco (herein called the "Victorco Shares") and 1,068 Class A Special shares in the capital of the Corporation (the "Victor Preferred Shares");

     AND WHEREAS Victorco is the owner of (a) 5,143.2 common shares in the capital stock of the Corporation (herein called the "Victorco Corp Shares"), and
(b) 80 common shares (herein called the "Victorco VLRL Shares") in the capital stock of VLRL Holdings Ltd. (herein called "VLRL");

     AND WHEREAS VLRL is the legal and beneficial owner of 50% of the issued and outstanding common shares in the capital stock of Norbakco being 100 common shares in the capital stock of Norbakco (herein called the "VLRL Norbakco Shares");

     AND WHEREAS Rhys is the sole shareholder of 1069923 Ontario Limited (herein called "Rhysco") and Rhys owns 30 common shares in the capital stock of Rhysco (herein called the "Rhysco Shares") and 129 Class A Special shares in the capital of the Corporation (the "Rhys Preferred Shares");

     AND WHEREAS Rhysco is the owner of (a) 2,571.6 common shares in the capital stock of the Corporation (herein called the "Rhysco Corp Shares"), and (b) 40 common shares in the capital stock of VLRL (herein called the "Rhysco VLRL Shares");

     AND WHEREAS Lenco is the owner of (a) 2,571.6 common shares in the capital stock of the Corporation (herein called the "Lenco Corp Shares"), and (b) 40 common shares in the capital stock of VLRL (herein called the "Lenco VLRL Shares");

     AND WHEREAS Larry is owner of (a) 2,571.6 common shares in the capital stock of the Corporation (herein called the "Larry Corp Shares"), and (b) 40 common shares in the capital stock of VLRL (herein called the "Larry VLRL Shares");

     AND WHEREAS Larry is the beneficial owner of 9% of the issued and outstanding common shares in the capital stock of Norbakco being 18 common shares in the capital stock of Norbakco (herein called the "Larry Norbakco Shares"), legal title to such Larry Norbakco Shares being held by VLRL in trust for Larry;

     AND WHEREAS the VLRL Norbakco Shares and the Larry Norbakco Shares are collectively referred to herein as the "Norbakco Shares");

     AND WHEREAS the Victor Preferred Shares and the Rhys Preferred Shares constitute all of the issued and outstanding Class A Special shares in the capital stock of TGF, the Victor

Preferred Shares and the Rhys Preferred Shares being collectively referred to herein as the "Preferred Shares";

     AND WHEREAS the Purchaser wishes to purchase the Victorco Shares, the Rhysco Shares, the Lenco Corp Shares, the Lenco VLRL Shares, the Larry Corp Shares, the Larry VLRL Shares, the Larry Norbakco Shares and the Preferred Shares (herein collectively called the "Purchased Shares") from the respective owners thereof and such respective owners wish to sell the Purchased Shares to the Purchaser on the terms and conditions herein set forth;

     AND WHEREAS the parties hereto wish to complete the said sale and purchase of the Purchased Shares as herein this Agreement provided;

     AND WHEREAS for ease of reference the Corporation, Norbakco, Victorco, Rhysco and VLRL are herein collectively called the "Corporate Entities".

     THIS AGREEMENT WITNESS THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party,) the parties covenant and agree as follows:


                                    ARTICLE I
                                 INTERPRETATION

1.01 Defined Terms

All capitalized terms used in this Agreement and not defined above shall have meanings set forth in Schedule A to this Agreement.

1.02 Currency

     Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian funds.

1.03 Sections and Headings

     The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or a Schedule refers to the specified section of or Schedule to this Agreement.


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                                       4

1.04 Number, Gender and Persons

     In this Agreements, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.05 Accounting Principles

     Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles as approved from time to time by the Canadian Institute of Chartered Accountants or any successor institute.

1.06 Entire Agreement

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.07 Time of Essence

     Time shall be of the essence of this Agreement.

1.08 Applicable Law

     This Agreements shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.09 Severability

     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision in hereby declared to be separate, severable and distinct.


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                                       5

1.10 Successors and Assigns

     This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. Subject to section 3.03, no party may assign any of its rights or obligations hereunder without the prior written consent of the other parties.

1.11 Amendment and Waivers

     No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

1.12 Schedules

     The following Schedules are attached to and form part of this Agreement:

Schedule A    -     Defined Terms
Schedule B    -     Representations and Warranties of the Vendors with respect to the Corporation
              -     Representations and Warranties of the Vendors with respect to Norbakco
              -     Representations and Warranties of the Vendors with respect to VLRL
Schedule C    -     Representations and Warranties of Victor
Schedule D    -     Representations and Warranties of Rhys
Schedule E    -     Representations and Warranties of Lenco
Schedule F    -     Representations and Warranties of Larry
Schedule G    -     Representations and Warranties of the Purchaser
Schedule H    -     Representations and Warranties of IMSC

Schedule 2.03       -    Allocation of Purchase Price
Schedule 4.01(i)    -    Non-Competition and Non-Solicitation Agreement
Schedule 4.01(j)    -    Form of Opinion of Vendors' Counsel
Schedule 4.01(l)    -    Form of Release
Schedule 4.02(j)    -    Form of Opinion of Purchaser's Counsel
Schedule A1.01(d)   -    Audited Corporation Financial Statements
Schedule A1.01(y)   -    Interim Corporation Financial Statements
Schedule A1.01(z)   -    Interim Norbakco Financial Statements
Schedule A1.01(gg)  -    Norbakco Permitted Encumbrances
Schedule A1.01(ll)  -    Rhysco Financial Statements


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                                       6

Schedule A1.01(yy)  -    Victorco Financial Statements
Schedule A1.01(tt)  -    TGF Permitted Encumbrances
Schedule A1.02      -    Shareholder Loans and Purchased Loans
Schedule B1.07      -    Location of TGF Assets
Schedule B1.11      -    TGF Leased Real Property
Schedule B1.14      -    TGF Intellectual Property
Schedule B1.15      -    TGF Insurance Policies
Schedule B1.17      -    TGF Contracts
Schedule B1.18      -    TGF Licenses and Permits
Schedule B1.19      -    TGF Regulatory Consents
Schedule B1.19      -    TGF Third Party Consents
Schedule B1.23      -    TGF Tax Matters
Schedule B1.27      -    TGF Accounts and Attorneys
Schedule B1.28      -    TGF Directors and Officers
Schedule B1.32      -    TGF Employee Matters
Schedule B1.36      -    TGF Major Customers
Schedule B2.07      -    Location of Norbakco Assets
Schedule B2.11      -    Norbakco Leased Real Property
Schedule B2.14      -    Norbakco Intellectual Property
Schedule B2.15      -    Norbakco Insurance Policies
Schedule B2.17      -    Norbakco Contracts
Schedule B2.18      -    Norbakco Licenses and Permits
Schedule B2.19      -    Norbakco Regulatory Consents
Schedule B2.19      -    Norbakco Third Party Consents
Schedule B2.23      -    Norbakco Tax Matters
Schedule B2.27      -    Norbakco Accounts and Attorneys
Schedule B2.28      -    Norbakco Directors and Officers
Schedule B2.32      -    Norbakco Employee Matters
Schedule B2.36      -    Norbakco Major Customers
Schedule B3.13      -    VLRL Directors and Officers
Schedule C1.13      -    Victorco Directors and Officers
Schedule D1.13      -    Rhysco Directors and Officers

1.13 Best of Knowledge

     Any reference in this Agreement to "the best of the knowledge of the Vendors" or "the best of the knowledge and belief of the Vendors" will mean the actual knowledge of the Vendors (which shall be the knowledge of Len Shiffman in the case of Lenco) and the knowledge which they would have had if they had conducted a reasonably prudent inquiry into the subject matter.

1.14 Materiality

     In this Agreement, "material" when used to describe a contract, lease or other agreement, means:

     (a) in the case of Norbakco, a contract, lease or other agreement with a term in excess of six (6) months or pursuant to which one or more payments in excess of $5,000.00 in the aggregate become due; and

     (b) in the case of the Corporation, a contract, lease or other agreement with a term in excess of six (6) months or pursuant to which one or more payments in excess of $20,000.00 in the aggregate become due.

                                   ARTICLE II
                      PURCHASE AND SALE OF PURCHASED SHARES

2.01 Purchase and Sale of Purchased Shares

     Subject to the terms and conditions hereof, each of Victor, Rhys, Lenco and Larry covenant and agree to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from each of the Vendors all but not less than all of:

     (a) the Victorco Shares, the Rhysco Shares, the Lenco Corp Shares, the Lenco VLRL Shares, the Larry Corp Shares, the Larry VLRL Shares, the Larry Norbakco Shares and the Preferred Shares; and

     (b) all shareholder advances and other indebtedness owing by TGF, Norbakco or VLRL to Larry or Lenco and all shareholder advances, loans or other indebtedness owing by Victorco to Victor or by Rhysco to Rhys as at the Closing Date other than accrued salaries, bonuses or other compensation incurred in the ordinary course of business (collectively the "Purchased Loans");

2.02 Purchase Price

     The aggregate purchase price payable by the Purchaser to the Vendors for the Purchased Shares and the Purchased Loans (the "Purchase Price") shall be equal to the sum of the following:

     (a) 5 x Adjusted EBITDA of TGF (unconsolidated, excluding Norbakco's operations) for the twelve (12) month period ending February 28, 1999 (to be based on audited financial statements or at the Purchaser's option on internal management prepared financial statements);

     (b) 1 x Adjusted EBITDA of TGF (unconsolidated, excluding Norbakco's operations) for the twelve (12) month period ending February 28, 2000 (to be based on audited financial statements or at the Purchaser's option on internal management prepared financial statements);

     (c) 4 x 0.59 x Adjusted EBITDA of Norbakco for the twelve (12) month period ending February 28, 2000 (to be based on audited financial statements or at the Purchaser's option on internal management prepared financial statements).

For purposes hereof "Adjusted EBITDA" shall mean earnings before interest, income taxes, depreciation and amortization, as calculated in accordance with generally accepted accounting principles consistent with the policies used to prepare the financial statements of TGF and Norbakco in the past adjusted by adding back any inter-company management fees or allocations of overhead expenses that are expensed subsequent to the Closing Date in either of TGF or Norbakco for the relevant period and otherwise adjusting for any other reorganizational transactions undertaken subsequent to the Closing Date affecting TGF or Norbakco, the intent of the parties being that the Purchase Price should be based on a "normalized" EBITDA of the businesses carried by TGF and Norbakco. In that regard, to the extent that any of Larry's remuneration is no longer expensed in TGF or Norbakco by virtue of his becoming chief financial officer of the Purchaser, such expense shall be included as an expense to TGF and/or Norbakco in determining Adjusted EBITDA at the same cost as is currently incurred by TGF and Norbakco less the amount of any corresponding new expenses incurred by TGF or Norbakco to replace Larry. In addition, in the event that the Purchaser requires an audit to be done as at February 28 (in addition to the December 31 audit required for its year end) only the costs applicable to TGF and Norbakco for the December 31 audit shall be expensed through TGF and Norbakco. Inter-company management fees charged to TGF and Norbakco which are true operating expenses shall be included for the purpose of determining Adjusted EBITDA. Any extraordinary expenses due directly to the sale of the Corporation as contemplated herein shall be deemed to be excluded as an expense to TGF and/or Norbakco for the purpose of determining Adjusted EBITDA.

     2.03 Payment of Purchase Price

     The Purchase Price shall be paid partly in cash (herein called the "Cash Amount" and partly through the issuance of Class B Shares, Class C Shares and Class D Shares of the Purchaser and Class N Shares of IMSC, (herein called the "Share Amount") to the Vendors in accordance with Schedule 2.03 hereof.

(a) The Cash Amount. The Cash Amount shall be paid by cash or certified cheque by two payments, the first payment to be paid on the Closing Date (herein called the "Closing Cash


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                                       9

Amount", and the second payment to be paid on or before July 31, 1999 herein called the "Second Cash Payment").

The "Cash Amount" is an amount equal to the book value of TGF as at February 28, 1999 (calculated in accordance with Canadian generally accepted accounting principles and verified by the audited financial statements of TGF for the fiscal year ending February 28, 1999) as determined by the auditors of the Purchaser, Deloitte & Touche, plus the aggregate of all shareholder advances, loans or other indebtedness owing by TGF or Norbakco to any of the Vendors, Victorco, Rhysco, Len Shiffman or VLRL as at the Closing Date (other than accrued salaries, bonuses or other compensation incurred in the ordinary course of business ) (collectively the "Shareholder Loans").

The "Closing Cash Amount" is the sum of One Million Dollars ($1,000,000.00) forthwith.

The Second Cash Payment, being the difference between the Cash Amount and the Closing Cash Amount shall be made forthwith following completion of the financial statements of TGF for the period ending February 28, 1999 and in the event that the Purchaser does not require such statements to be audited, then such statements shall be completed by no later than April 30, 1999, and in the event that the Purchaser requires such statements to be audited, then such statements shall be completed no later than (8) weeks after the necessary internal information has been made available to the Purchaser's auditors, provided that such payment shall be made by no later than July 31, 1999. Any balance of the Cash Payment remaining unpaid after May 31, 1999 shall bear interest at Prime plus 2% per annum until July 31, 1999 and thereafter if still unpaid at 20% per annum until paid in full.

(b) The Share Amount. The "Share Amount" means the difference between the Purchase Price and the Cash Amount.

The Share Amount shall be satisfied by the issuance on Closing of an aggregate of 300,000 Class B Shares, 100,000 Class C Shares and 59,000 Class D Shares provided that the number of common stock in the capital of IMSC into which such Class B Shares, Class C Shares and Class D Shares shall be exchangeable shall be as follows:

     (i) the number of common stock of IMSC into which the Class B Shares are exchangeable shall be determined by the following calculation:

          B = 5 x Adjusted EBITDA of TGF for the 12 month period ending February 28, 1999 (CDN$) - Cash Amount (CDN$)
               ----------------------------------------------------------
                                   (US$1.40)

     (ii) the number of common stock of IMSC into which the Class C Shares are exchangeable shall be determined by the following calculation:


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                                       10

          C = 1 x Adjusted EBITDA of TGF for the 12 month period ending February 28, 2000 (US$)
               ---------------------------------------------------------
                                         Z

    (iii) the number of common stock of IMSC into which the Class D Shares are exchangeable shall be determined by the following calculation:

          D = 4 x 59% of Adjusted EBITDA of Norbakco for the 12 month period ending February 28, 2000 (US$)
               --------------------------------------------------------------
                                         Z

The shares issued pursuant to this Section 2.03 are herein called the "Purchase Price Shares".

For purposes hereof, Z equals the lower of US$2.00 or the average of the closing price for the IMSC common shares for the ten (10) trading days prior to the February 28, 2000 (ie. as determined in accordance with the definition of the Current Market Price contained in the Articles of Amendment).

The exchange rate to be applied for any U.S. Dollar/Cdn. Dollar conversion shall be set at the average of the five day Bank of Canada published rate prior to the relevant transaction closing date.

(c) Application of the Purchase Price. The Purchase Price shall be allocated in accordance with Schedule 2.03.

(d) In addition to the foregoing, the Vendors (pro rata to their common shareholdings in TGF) have the option to purchase common shares in the capital stock of IMSC at a cost per share equal to Z (as defined above but with reference to the trading days prior to December 31, 1999 instead of February 28,
2000) as determined pursuant to Section 2.03 hereof. The maximum number of common shares the Vendors may purchase shall be determined by dividing the amount of the Adjusted EBITDA of TGF in excess of One Million Dollars ($1,000,000.00) for the twelve (12) month period ending December 31, 1999 (the "Excess Amount") by Z. Any of the Vendors having such right to purchase must elect to purchase such common shares during the one (1) year period following the date of final determination of the Excess Amount after which, the Vendors shall have no further rights to purchase pursuant to this Section. The Vendors shall provide fifteen (15) days notice to IMSC of their intention to purchase such shares.

(e) Issuance of Class N Shares. Upon determination of the number of common stock of IMSC into which the Vendors are entitled to exchange their Class B Special Shares, Class C Special Shares and Class D Special Shares respectively, IMSC shall issue to each of the Vendors at the time of each such determination an equivalent number of Class N Shares in the capital of IMSC provided that the Vendors agree that at the time of conversion of Class B Special Shares, Class D Special Shares or


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                                       11

Class E Special Shares into common stock of IMSC, an equivalent number of Class N Shares will be surrendered to IMSC for cancellation by the relevant Vendor or Vendors, as applicable.

2.04 Escrow of Shares

     On the Closing Date the Vendors will enter into an escrow agreement with the Purchaser which will provide that the Class B Shares, Class C Shares and Class D Shares, including any shares exchanged therefore, shall be held in escrow and released as follows:

            Class B -             1/3 released December 31, 1999,
                                  1/3 released December 31, 2000, and
                                  1/3 released December 31, 2001

            Class C and D -       1/3 released December 31, 2000,
                                  1/3 released December 31, 2001, and
                                  1/3 released December 31, 2002

The Vendors further agree that on the Closing Date the Vendors will enter into an agreement with the Purchaser granting to the Purchaser or the Purchaser's designee a right of first refusal to Purchase any of the Vendors' Class B Shares, Class C Shares and/or Class D Shares, or any shares in IMSC into which such shares are exchanged upon any disposition by any Vendor other than for estate and/or tax planning purposes and such shares shall have a legend to such effect.

2.05 Intentionally Deleted

2.06 Arbitration

     Any dispute between the parties with respect to the calculation of the Purchase Price, the Cash Amount, the Share Amount and/or the Excess Amount shall be submitted to arbitration in accordance with the following provisions:

     (a) the arbitrator shall be a professional accountant who is a partner with Ernst & Young or its successor who is appointed by mutual agreement of the parties, or in the event the parties are unable to agree upon an arbitrator within ten (10) days, any party may apply to a Judge of the Ontario Court (General Division) to appoint a partner of Ernst & Young as the arbitrator. The arbitrator shall be at arm's-length from the parties;

     (b) the arbitrator shall be instructed that time is of the essence in proceeding with the determination of the dispute and, in any event, the arbitration award must be rendered within thirty (30) days of the submission of such dispute to arbitration;

     (c)  the arbitration shall take place in Toronto, Ontario;

     (d) the arbitration shall be given in writing and shall be final and binding on all parties, shall not be subject to any appeal and shall deal with the question of cost of the arbitration and all matters related thereto;

     (e) judgment upon the arbitration award rendered may be entered in any Court having jurisdiction, or, application may be made to such Court for a judicial recognition of the arbitration award or any order of enforcement thereof, as the case may be; and

     (f) the law to be applied in connection with the arbitration will be the law applicable to this Agreement.

                                   ARTICLE III
                                    COVENANTS

3.01 Access to the Corporate Entities

     The Vendors shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy to the Purchaser of, all title documents, contracts, financial statements, minute books, share certificate books, share registers, plans, reports, licenses, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to each of the Corporate Entities and the TGF Business and the Norbakco Business. The Vendors shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the TGF Business and the property, assets, undertaking, records and documents of the Corporation and the Norbakco Business and the property, assets, undertaking, records and documents of Norbakco. At the request of the Purchaser, the Vendors shall executed or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the TGF Business, the Norbakco Business, and any property of the Corporation and Norbakco or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Corporation and Norbakco maintained by governmental or other public authorities. At the Purchaser's request, the Vendors shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:

     (a)  employees of the Corporation and Norbakco;

     (b) customers, suppliers, distributors or others who have or have had a business relationship with the Corporation and Norbakco; and

     (c) auditors, solicitors or any other persons engaged or previously engaged to provide services to the Corporation and Norbakco who have knowledge of matters relating to the Corporation, Norbakco and the TGF Business and the Norbakco Business.

     In particular, without limitation, the Vendors shall permit the Purchaser's representatives or consultants to conduct such testing and inspection in respect of environmental matters at such location of the TGF Business and the Norbakco Business as the Purchaser may determine, in its sole discretion, as may be required to satisfy the Purchaser in respect of such matters, and the Vendors shall cause the Corporation and Norbakco to conduct, and the Corporation and Norbakco shall conduct, in co-operation with the representatives or consultants of the Purchaser, such physical review of the equipment of the TGF Business and the Norbakco Business as is necessary so as to enable the confirmation of the values carried on the respective balance sheets of the Corporation and Norbakco in respect of such assets, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of the Purchaser under this section 3.01 shall not mitigate or otherwise affect the representations and warranties of the Vendor and the Corporation hereunder, which shall continue in full force and effect as provided herein.

3.02 Delivery of Books and Records

     At the Time of Closing there shall be delivered to the Purchaser, by the Vendors all of the books and records of and relating to each of the Corporate Entities and the TGF Business and the Norbakco Business. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of two (2) years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors relating to its matters, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any such books or records.

3.03 Delivery of Documents

     The Vendors shall deliver to the Purchaser at the Time of Closing all necessary transfer, assignments and other documentation reasonably required to transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Encumbrances.

3.04 Delivery of Vendors' Closing Documentation

     The Vendors shall deliver to the Purchaser all such documents relevant to the closing of the transaction as contemplated hereby as the Purchaser acting reasonably may request.

3.05 Delivery of Purchaser's Closing Documentation

     The Purchaser shall deliver to each of the Vendors all such documents relevant to the closing of the transactions contemplated hereby as the Vendors, acting reasonably, may request.

3.06 Conduct After Closing

     The Purchaser acknowledges that the Purchase Price (including the quantum of the Cash Amount) is significantly affected by the performance of the Corporation and Norbakco after Closing and accordingly the Purchaser covenants and agrees to use its best efforts in good faith to cause the Corporation and Norbakco to conduct the TGF Business and the Norbakco business after Closing in accordance with prudent business practice and in a manner so as to permit Adjusted EBITDA to be earned for the relevant period on the basis of the normal course of business of the TGF Business and the Norbakco Business. Without limiting the generality of the foregoing, or the intent expressed in section 2.02, the Purchaser covenants and agrees to preserve intact the book value of TGF so as to ensure that the determination of the Cash Amount shall be reflective of the book value of TGF as at the date hereof as subsequently impacted by the ordinary course operations of TGF from the date hereof to February 28, 1999.

3.07 IMSC Shares

     IMSC covenants and agrees to set aside and reserve for issuance to the Vendors 2,200,000 Class N and 2,200,000 common stock in the capital of IMSC in connection with the issuance thereof in accordance with subsection 2.03(e) and pursuant to the exchange and other rights relating to the conversion of the Class B, Class C and Class D shares in the capital of the Purchaser to be issued to the Vendors as contemplated herein and in the Articles of the Purchaser. Should such reservation be determined to be insufficient at the time of determination of the exchange as set forth herein, IMSC undertakes to issue or reserve sufficient Class N and common stock in the capital of IMSC to give effect to such exchange. This covenant includes a covenant to obtain an amendment to the Articles of IMSC to increase the authorized capital, if necessary. IMSC further covenants and agrees to fulfil its obligations under the Registration Rights Agreement dated December 1, 1998 among the Vendors and IMSC.

3.08 Co-Operation

     The parties agree to co-operate in good faith with each other and their respective legal advisors, accountants and other representatives in connection with any steps required to be taken in connection with this Agreement, including, without limitation, in connection with any filing necessary pursuant to the Income Tax Act (Canada).

                                   ARTICLE IV
                              CONDITIONS OF CLOSING

4.01 Conditions of Closing in Favour of the Purchaser

     The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:

     (a) Representations and Warranties. The representations and warranties of the Vendors contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of the Vendors dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors at or before the Time of Closing shall have been complied with or performed and certificates of the Vendors dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (c) Regulatory Consents. There shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendors to permit the change of ownership of the Purchased Shares contemplated hereby including, without limitation, those described in the Schedules hereto;

     (d) Contractual Consents. The Vendors shall have given or obtained the notices, consents and approvals described in the Schedules hereto, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

     (e) Material Adverse Change. There shall have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of any of the Corporate Entities since the date of the most recent financial statements delivered by the relevant entity pursuant to the provisions of this Agreement.

     (f) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

     (g) No Material Damage. No material damage by fire or other hazard to the whole or any material part of the property or assets of the Corporation or Norbakco shall have occurred from the date hereof to the Time of Closing;

     (h) Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, and all legal matters relating to the purchase of the Purchased Shares, including title of the Vendors to the Purchased Shares, shall have been approved as to form and legality by McCarter Grespan Robson Beynon, counsel for the Purchaser, acting reasonably;

     (i) Non-Competition Agreement. The Vendors shall each have executed and delivered to the Purchaser a non-competition and non-solicitation agreement in the form of the non-competition agreement annexed hereto as Schedule 4.01(i);

     (j) Legal Opinion. The Vendors shall have delivered to the Purchaser a favorable opinion of Minden Gross Grafstein & Greenstein, counsel to the Vendors, in the form annexed hereto as Schedule 4.01(j);

     (k) Resignation of Directors and Officers. Such directors and officers of the Corporation, Norbakco (to the extent such director or officer is a nominee of the Vendors), VLRL, Victorco and Rhysco as the Purchaser may specify shall have resigned in favour of nominees of the Purchaser effective as of the Time of Closing;

     (l) Release by Vendor, Directors and Officers. The Vendors and such directors and officers of the Corporation, Norbakco (to the extent such director or officer is a nominee of the Vendors), VLRL, Victorco and Rhysco as the Purchaser may specify shall have executed and delivered, at the Time of Closing, releases in favour of the Corporation and the Purchaser in the form annexed hereto as Schedule 4.01(l);

     (m) Employment Agreements. The Purchaser shall have entered into employment agreements with each of Victor, Rhys and Larry;

     (n) Share Escrow Agreement. The Vendors shall have entered into an escrow agreement as required by Section 2.04;

     (o) Purchase of Preference Shares and Purchased Loans. All of the issued and outstanding Preferred Shares shall have been delivered up to the Purchaser and all of the Purchased Loans shall have been assigned to the Purchaser;

     (p) First Right of Refusal. The Vendors shall have entered into an agreement granting a first right of refusal as required by Section 2.04; and

     (q) Option on Norbakco Shares. The Purchaser shall have entered into an option agreement with respect to the balance of the shares in the capital of Norbakco which are not being purchased pursuant to the provisions of this Agreement.

     If any of the conditions contained in this section 4.01 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendors, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement shall be terminated Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.

4.02 Conditions of Closing in Favour of the Vendors

     The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendors, to be fulfilled or performed at or prior to the Time of Closing:

     (a) Representations and Warranties. The representations and warranties of the Purchaser and IMSC contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of the President of the Purchaser and IMSC dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser and IMSC at or before the Time of Closing shall have been complied with or performed in all material respects and certificates of the President of the Purchaser and IMSC dated the Closing Date to that effect shall have been delivered to the Vendors, such certificate to be in form and substance satisfactory to the Vendors, acting reasonably;

     (c) Regulatory Consents. There shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required by law to be obtained by the Purchaser or IMSC to permit the change of ownership of the Purchased Shares and payment of the Purchase Price contemplated hereby including those described in Schedules B1.19 and B2.19 hereto, in each case in form and substance satisfactory to the Vendors, acting reasonably;

     (d) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

     (e) Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto, shall have been approved as to form and legality by Minden Gross Grafstein & Greenstein, counsel for the Vendors, acting reasonably;

     (f) Nominee to the Board of IMSC and the Purchaser. Len shall have been elected as a director of IMSC and the Purchaser;

     (g) Legal Opinion. The Purchaser shall have delivered to the Vendors a favourable opinion of McCarter Grespan Robson Beynon, Canadian counsel to the Purchaser, and U.S. Counsel to the Purchaser in the forms annexed hereto as
Schedule 4.02(j); and

     (h) Guarantee. The Vendors shall have been released from all guarantees with respect to the indebtedness of any of the Corporate Entities;

     (i) Support Agreement. The Purchaser and IMSC shall have entered into and delivered a support agreement;

     (j) Employment Agreements. The Purchaser shall have entered into employment agreements with each of Victor, Rhys and Larry; and

     (k) Side Agreement. IMSC and Michael Steele shall have entered into an agreement in favour of the Vendors with respect to the ongoing appointment of a nominee of the Vendors to the board of the Purchaser and IMSC for a period of not less than three (3) years following Closing.

     If any of the conditions contained in this section 4.02 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors, acting reasonably, the Vendors may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement shall be terminated. Any such condition may be waived in whole or in part by the Vendors without prejudice to any claims they may have for breach of covenant, representation or warranty.

                                    ARTICLE V
                              CLOSING ARRANGEMENTS

5.01 Place of Closing

     The closing shall take place at the Time of Closing at the offices of Minden Gross Grafstein & Greenstein, counsel for the Vendors, 600 - 111 Richmond Street West, Toronto, Ontario.

5.02 Closing

     At the Time of Closing,  upon  fulfillment of all the conditions set out in
Article IV that have not been waived in writing by the Purchaser or the Vendors, the Vendors shall deliver to the Purchaser certificates respecting all the Purchased Shares, duly endorsed in blank for transfer, with all exigible security transfer taxes paid, and will cause transfers of such shares to be duly and regularly recorded in the name of the Purchaser, or its nominee(s), and will cause a meeting of the board of directors of each of the Corporate Entities to be held, at which the directors and officers of the Corporate Entities specified by the Purchaser pursuant to section 4.01(k) will resign in favor of nominees of the Purchaser whereupon, subject to all other terms and conditions hereof being complied with, payment of the part of the Purchase Price payable at the Time of Closing shall be paid and satisfied in the manner provided in Article II.

5.03 Further Assurances

     Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyance, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

                                   ARTICLE VI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.01 Survival of Representations and Warranties of the Vendor

     To the extent that they have not been fully performed at a prior to the Time of Closing, the covenants, representations and warranties of the Vendors contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the closing of the transactions contemplated hereby until the third anniversary of the Closing Date and, notwithstanding such closing, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser during such period, except that:

     (a) the covenant of the Vendors contained in subsection 2.03(e) and the representations and warranties set out in sections 1.01, 1.03, 1.04, 1.05, 2.01, 2.03, 2.04, 2.05, 3.01, 3.03, 3.04, 3.05 and 3.06 of Section B, sections 1.01,
1.02,  1.03, 1.04, 1.05 and 1.06 of Schedule C, sections 1.01, 1.02, 1.03, 1.04,
1.05 and 1.06 of Schedule D, sections 1.01, 1.02 and 1.03 of Schedule E and sections 1.01, 1.02, 1.03 and 1.05 of Schedule F (and the corresponding representations and warranties set out in the certificates to be delivered pursuant to subsection 4.01(a) (the "Closing Certificates")) shall survive and continue in full force and effect without limitation of time;

     (b) the representations and warranties contained in sections 1.23, 2.23 and
3.10 of Schedule B, 1.10 of Schedule C and 1.10 of Schedule D shall, in the absence of fraud or negligent or wilful misrepresentation, survive until the expiration of any applicable limitation periods imposed by law; and

     (c) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

6.02 Expiry of the Representations and Warranties of the Purchaser and IMSC

     The representations and warranties of the Purchaser and IMSC contained in this Agreement or in any document, certificate or undertaking given pursuant hereto shall terminate on the third anniversary of the Closing Date other than the representations contained in sections1.01 and 1.08 of Schedule G and sections 1.01 and 1.06 of Schedule H, which sections shall survive and continue in full force and effect without limitation of time. For greater certainty, all covenants and agreements of the Purchaser or IMSC contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the closing of the transactions contemplated hereby until the third anniversary of the Closing Date or in the case of any such covenants and agreements which by their terms are to be performed subsequent to the Closing Date until the third anniversary of the date on which such covenant and agreement is to be performed and, notwithstanding such closing shall continue in full force and effect for the benefit of the Vendors for such period.

                                   ARTICLE VII
                                 INDEMNIFICATION

7.01 Indemnification by the Vendors

     Subject to Section 7.08, each of the Vendors agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach by such Vendor of or any inaccuracy of any representation or warranty of such Vendor contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto (provided that no Vendor shall be required to indemnify or save harmless the Purchaser in respect of any breach or inaccuracy of any representation or warranty unless the Purchaser shall have provided notice to such Vendor in accordance with section 7.03 on or prior to the expiration of the applicable time period related to such representation and warranty set out in section 6.01);

     (b) any breach or non-performance by such Vendor of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

     (c) all debts, liabilities or contracts whatsoever (whether accrued, absolute contingent or otherwise) of VLRL, TGF and Norbakco existing at the Time of Closing, including any liabilities for federal, provincial, sales excise, income, corporate or any other taxes of VLRL, TGF and Norbakco for any period up to and including the Time of Closing, and not disclosed on, provided for or included in the balance sheets forming part of the Financial Statements, except those liabilities accruing or incurred subsequent to the balance sheet date of such Financial Statements in the ordinary course of the TGF Business and the Norbakco Business, respectively;

     (d) any claims, demands, judgments, orders, duties imposed by law or by administrative action or other obligations or liabilities of any kind whatsoever suffered or incurred by VLRL, TGF or Norbakco in respect of pollution, contamination or other environmental matters, caused or arising or otherwise existing at or prior to the Time of Closing, whether or not disclosed in this Agreement or any Schedule hereto or otherwise known to the Purchaser or to its representatives or within the power of the Purchaser or its representatives to discover.

     Without limiting the obligations of contained above in this Section 7.01, Rhys further agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

     (a) all debts, liabilities or contracts whatsoever (whether accrued, absolute contingent or otherwise) of Rhysco existing at the Time of Closing, including any liabilities for federal, provincial, sales excise, income, corporate or any other taxes of Rhysco for any period up to and including the Time of Closing, and not disclosed on, provided for or included in the balance sheets forming part of the Financial Statements, except those liabilities accruing or incurred subsequent to the Closing Date in the ordinary course of the business of Rhysco or those liabilities that form part of the Purchased Loans;

     (b) any claims, demands, judgments, orders, duties imposed by law or by administrative action or other obligations or liabilities of any kind whatsoever suffered or incurred by Rhysco in respect of pollution, contamination or other environmental matters, caused or arising or otherwise existing at or prior to the Time of Closing, whether or not disclosed in this Agreement or any Schedule hereto or otherwise known to the Purchaser or to its representatives or within the power of the Purchaser or its representatives to discover.

     Without limiting the obligations of Victor contained above in this Section 7.01, Victor further agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

     (a) all debts, liabilities or contracts whatsoever (whether accrued, absolute contingent or otherwise) of Victorco existing at the Time of Closing, including any liabilities for federal, provincial, sales excise, income, corporate or any other taxes of Victorco for any period up to and including the Time of Closing, and not disclosed on, provided for or included in the balance sheets forming part of the Financial Statements, except those liabilities accruing or incurred subsequent to the Closing Date in the ordinary course of the business of Victorco or those liabilities that form part of the Purchased Loans;

     (b) any claims, demands, judgments, orders, duties imposed by law or by administrative action or other obligations or liabilities of any kind whatsoever suffered or incurred by Victorco in respect of pollution, contamination or other environmental matters, caused or arising or otherwise existing at or prior to the Time of Closing, whether or not disclosed in this Agreement or any Schedule hereto or otherwise known to the Purchaser or to its representatives or within the power of the Purchaser or its representatives to discover.

7.02 Indemnification by the Purchaser and IMSC

(a) The Purchaser agrees to indemnify and save harmless the Vendors from all Losses suffered or incurred by the Vendors as a result of or arising directly or indirectly out of or in connection with:

     (i) any breach by the Purchaser of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; and

     (ii) any breach or non-performance by the Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

(b) IMSC agrees to indemnify and save harmless the Vendors from all Losses suffered or incurred by the Vendors as a result of or arising directly or indirectly out of or in connection with:

     (i) any  breach  by  IMSC of or any  inaccuracy  of any  representation  or
warranty   contained  in  this  Agreement  or  in  any  agreement,   instrument,
certificate or other document delivered pursuant hereto; and

     (ii) any breach or non-performance by IMSC of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

7.03 Notice of Claim

     In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

7.04 Direct Claims

     With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

7.05 Third Party Claims

     With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf. provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the

Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

7.06 Settlement of Third Party Claims

     If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

7.07 Co-operation

     The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

7.08 Proportionate Liability of the Vendors

     Where the liability of the Vendors to indemnify the Purchaser hereunder is in relation to the breach or inaccuracy of any representation or warranty which has been given by all of the Vendors or any breach or non-performance of any covenant of all of the Vendors or is otherwise in relation to any of the matters set out in subsection 7.01 (c) or (d) or otherwise stated to be several, each Vendor shall be liable only for the percentage of such claim for indemnification by the Purchaser equal to such Vendor's proportionate share of the Purchase Price (ie. pro rata to their common shareholdings in the Corporation).

7.09 Threshold Amount

     The Purchaser shall not be entitled to indemnification hereunder until the aggregate of all claims for indemnification made by the Purchaser hereunder, whether individually or collectively, exceeds $40,000.00 in which event the Purchaser shall be indemnified for the full amount of such claims for indemnification.

7.10 Set-Off

     Any amounts becoming owing by any of the Vendors to the Purchaser hereunder shall be set-off against amounts among by the Purchaser to such Vendor as follows:

     (a) firstly against that portion of the Cash Amount to which such Vendor is entitled the extent it is not paid as at the date of such claim or claims for indemnification;

     (b) secondly against that portion of the Share Amount to which such Vendor is entitled by reducing the number of common shares in the capital of IMSC into which the Class B Shares, the Class C Shares and the Class D Shares held by such Vendor may be exchanged to the extent that such Class B Shares, Class C Shares and Class D Shares have not been exchanged at the time of such claim or claims for indemnification.

To the extent that the Purchaser has not been fully indemnified after utilizing its rights of set-off as set forth in this Section 7.01, nothing contained herein shall preclude the Purchaser from taking any action permitted at law to recover such deficiency.

7.11 Exclusivity

     The provision of this Article VII shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article VII.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01 Confidentiality of Information

     In the event that the transactions contemplated herein are not consummated for any reason, the Purchaser covenants and agrees that, except as otherwise authorized by the Vendors, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Corporate Entities discovered by the Purchaser or its representatives as a result of the Vendors and the Corporation making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein.

8.02 Notices

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

               (i)  if to the Vendors:

                           Victor
                           623 Canville Road
                           Richmond Hill, Ontario
                           L4C 6E5
                           Telecopier No.: (905) 669-0699

                           Rhys
                           275 Kennedy Road
                           Scarborough, Ontario
                           M1M 3P6
                           Telecopier No.: (905) 669-0699

                           Lenco
                           24 Lauderdale Drive
                           Toronto, Ontario
                           M2L 2A9
                           Telecopier No.: (416) 962-0037

                           Larry
                           51 Abbotsford Road
                           Gormley, Ontario
                           L0H 1G0
                           Telecopier No.: (905) 669-0699

                           with a copy to Stephen Witten:

                           Minden, Gross, Grafstein & Greenstein
                           600 - 111 Richmond Street West
                           Toronto, Ontario
                           M5H 2H5
                           Telecopier No.: (416) 864-9223

               (ii) if to the Purchaser:

                           International Menu Solutions Inc.
                           172 King Street
                           Toronto, Ontario
                           M5A 1J3
                           Attention:  Michael A. Steele
                           Telecopier No.: (416) 366-6368

                           with a copy to:

                           McCarter Grespan Robson Beynon
                           675 Riverbend Drive
                           Kitchener, Ontario
                           N2K 3S3
                           Attention:  Thomas D. Beynon, Q.C.
                           Telecopier No.: (519) 742-1841

               (iii) if to IMSC:

                           International Menu Solutions Corporation
                           172 King Street
                           Toronto, Ontario
                           M5A 1J3
                           Attention:  Michael A. Steele
                           Telecopier No.: (416) 366-6368

                           with a copy to:

                           McCarter Grespan Robson Beynon
                           675 Riverbend Drive
                           Kitchener, Ontario
                           N2K 3S3
                           Attention:  Thomas D. Beynon, Q.C.
                           Telecopier No.: (519) 742-1841

     (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labor dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

     (c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 8.02.

8.03 Commissions, etc.

     The Vendors agree to indemnify and save harmless the Purchaser from and against all Losses suffered or incurred by the Purchaser in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of any of the Vendors.

8.04 Consultation

     The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, none of the Vendors nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

8.05 Disclosure

     Prior to any public announcement of the transaction contemplated hereby pursuant to section 8.04, neither party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

8.06 Public Announcements

     No public announcement or press release not required by law or by applicable stock exchange rule concerning the purchase sale of the Purchased Shares shall be made by the Vendor, the Corporation or the Purchaser without the consent and joint approval of the Vendor and the Purchaser.

8.07 Assignment by Purchaser

     The Purchaser may assign its rights under this Agreement in whole or in part to any other person; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder.

8.08 Counterparts

     This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF this Agreement has been executed by the parties.


          [ILLEGIBLE]                     /s/ Victor Fradkin
-------------------------------------     --------------------------------------
                Witness                   Victor Fradkin


          [ILLEGIBLE]                     /s/ Rhys Quin
-------------------------------------     --------------------------------------
                Witness                   Rhys Quin


          [ILLEGIBLE]                     /s/ Larry Hoffman
-------------------------------------     --------------------------------------
                Witness                   Larry Hoffman


                                          LAUDERDALE CAPITAL CORP.

                                          Per:     /s/ Len Shiffman
                                                   -----------------------------

                                          Title:   President
                                                   -----------------------------

                                          INTERNATIONAL MENU SOLUTIONS
                                          INC.

                                          Per:     /s/ Michael Steele
                                                   -----------------------------

                                          Title:   President
                                                   -----------------------------

                                          INTERNATIONAL MENU SOLUTIONS
                                          CORPORATION

                                          Per:     [ILLEGIBLE]
                                                   -----------------------------

                                          Title:   President
                                                   -----------------------------




THIS IS SCHEDULE A TO THE SHARE PURCHASE AGREEMENT
--------------------------------------------------------------------------------

                                 INTERPRETATION

1.01 Defined Terms

     For the purpose of this Schedule A to the Share Purchase Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     (a) "Act" means the Business Corporations Act (Ontario) as in effect on the date hereof;

     (b)  "Affiliate" has the meaning attributed to that term in the Act;

     (c)  "Associate" has the meaning attributed to that term in the Act;

     (d) "Audited Corporation Financial Statements" means the audited financial statements of the Corporation as at the financial years ended February 28, 1997 and February 28, 1998, including the notes thereto and the report of the Corporation's auditors thereon, a copy of which is annexed hereto as Schedule A1.01(d);

     (e) "Business Day" means any day (other than a Saturday or a Sunday) on which the main branch of the Toronto-Dominion Bank in Toronto, is open for business;

     (f)  "Cash Amount" has the meaning set out in section 2.03;

     (g)  "Claim" has the meaning set out in section 7.03;

     (h) "Class X Shares" means the class X shares in the capital stock of the Purchaser;

     (i)  "Closing Cash Amount" has the meaning set out in section 2.03;

     (j)  "Closing Certificates" has the meaning set out in subsection 5.01(a);

     (k) "Closing Date" means November 30, 1998 or such other date as may be mutually agreed upon by the Vendors and the Purchaser;

     (l)  "Closing Time" means 10 o'clock in the forenoon on the Closing Date;

     (m) "Contract" means any material agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

     (n)  "Direct Claim" has the meaning set out in section 7.03;

     (o) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

     (p) "Environmental Laws" has the meaning set out in subsection 1.31(a) of Schedule B;

     (q) "Environmental Permits" has the meaning set out in subsection 1.31(b) of Schedule B;

     (r) "GST" means any and all taxes payable under Part IX of the ETA or under any provincial legislation similar to Part IX of the ETA;

     (s) "Hazardous Substances" has the meaning set out in subsection 1.31(a) of Schedule B;

     (t) "IMSC" means International Menu Solutions Corporation, a Nevada corporation which owns all of the issued and outstanding common shares of the Purchaser;

     (u)  "IMSC Common Shares" means common shares in the capital stock of IMSC;

     (v)  "Indemnified Party" has the meaning set out in section 7.03;

     (w)  "Indemnifying Party" has the meaning set out in section 7.03;

     (x) "Intellectual Property" has the meaning set out in section 1.14 of Schedule B;

     (y) "Interim Corporation Financial Statements" means the unaudited financial statements of the Corporation as at and for the six month period ended August 31, 1998 copies of which financial statements are annexed hereto as Schedule A1.01(y);

     (z) "Interim Norbakco Financial Statements" means the unaudited financial statements of Norbakco as at and for the six month period ended August 31, 1998 copies of which financial statements are annexed hereto as Schedule A1.01(z);

     (aa) "Leases" has the meaning set out in section 1.11 of Schedule B;

     (bb) "Losses", in respect of any matter, means all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlements) arising directly or indirectly as a consequence of such matter;

     (cc) "Norbakco Business" means the business currently and heretofore carried on by Norbakco Ltd. consisting of manufacturing, marketing and sale of raw dough, baked frozen and fresh baked sweet goods;

     (dd) "Norbakco Employee Plans" has the meaning set out in section 2.32 of Schedule B;

     (ee) "Norbakco Leased Property" has the meaning set out in section 2.09 of Schedule B;

     (ff) "Norbakco Licenses" has the meaning set out in section 2.18 of Schedule B;

     (gg) "Norbakco Permitted Encumbrances" means:

          (i) liens for taxes, assessments and governmental charges not yet due or due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

          (ii) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

          (iii) security given in the ordinary course of the business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Norbakco Business, other than security for borrowed money;

          (iv)      the Permitted Encumbrances described in Schedule A1.01(gg);

     (hh) "Norbakco Shareholders' Agreement" means the shareholders' agreement made as of April 13, 1998 among Elililco Ltd., Margaret Bennague, David Adash, VLRL, 1276396 Ontario Inc., Sania Shechtman and Norbakco;

     (ii) "Prime" means the commercial lending rate of interest, expressed as an annual rate, which The Bank of Nova Scotia quotes in Toronto as the reference rate of interest (commonly known as "Prime") for determining the rate of interest that it charges to its commercial customers for loans in Canadian funds;

     (jj) "Purchase Price" has the meaning set out in section 2.02;

     (kk) "Purchased Shares" has the meaning set out in section 2.01;

     (ll) "Rhysco Financial Statements" means the unaudited financial statements of Rhysco as at and for the year ended March 31, 1998 copies of which financial statements are annexed hereto as Schedule A1.01(ll);

     (mm) "Second Cash Amount" has the meaning set out in section 2.03;

     (nn) "Shareholder Loans" has the meaning set out in section 2.05;

     (oo) "Tax Act" means the Income Tax Act (Canada), as amended from time to time;

     (pp) "TGF Business" means the business currently and heretofore carried on by the Corporation consisting of the distribution of specialty baked products and the manufacture and sale of frozen raw dough, frozen appetizers and hors d'oevres;

     (qq) "TGF Employee Plans" has the meaning set out in section 1.32 of Schedule B;

     (rr) "TGF Leased Property" has the meaning set out in section 1.09 of Schedule B;

     (ss) "TGF Licenses" has the meaning set out in section 1.18 of Schedule B;

     (tt) "TGF Permitted Encumbrances" means:

          (i) liens for taxes, assessments and governmental charges not yet due or due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

          (ii) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

          (iii) security given in the ordinary course of the TGF Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the TGF Business, other than security for borrowed money;

          (iv)      the Permitted Encumbrances described in Schedule A1.01(tt);

     (uu) "TGF Shareholders' Agreement" means the shareholders' agreement made as of March 31, 1997 among Lenco, Victor, Rhys, Len Shiffman, Larry, Rhysco, Victorco and TGF;

     (vv) "Third Party" has the meaning set out in section 7.05;

     (ww) "Third Party Claim" has the meaning set out in section 7.03; and

     (xx) "Victorco Financial Statements" means the unaudited financial statements of Victorco as at and for the year ended March 31, 1998 copies of which financial statements are annexed hereto as Schedule A1.01(xx).

THIS IS SCHEDULE B TO THE SHARE PURCHASE AGREEMENT
--------------------------------------------------------------------------------

                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS
                         WITH RESPECT TO THE CORPORATION

     The Vendors severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

1.01 Organization

     The Corporation is duly incorporated and organized and validly subsisting under the laws of Ontario and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and perform its obligations hereunder. The Corporation is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

1.02 Intentionally Deleted


1.03 Authorized and Issued Capital

     The authorized capital of the Corporation consists of an unlimited number of Common Shares, an unlimited number of Class A Special Shares and an unlimited number of Class B Special Shares of which 12,858 Common Shares (and no more) and 1,197 Class A Special Shares have been duly issued and are outstanding as fully paid non-assessable.

1.04 Options

     No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Corporation.

1.05 No Subsidiaries

     The Corporation does not own and does not have any agreement of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation, and the Corporation does not have any agreements to acquire or lease any other business operations.

1.06 No Violation

     The execution and delivery of this Agreement by the Vendors and the consummation of the transactions herein provided for will not result in either:

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendors or the Corporation under:

          (i) any Contract to which the Vendors or the Corporation is a party or by which any of them is, or either of their properties are, bound other than its banking arrangements with The Bank of Nova Scotia and Business Development Bank of Canada in respect of which consents are being obtained and the Shareholders' Agreement which by their execution hereof each of the Vendors, Rhysco, Victorco and TGF acknowledge and agree shall be terminated on Closing without further act or document;

          (ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation;

          (iii) any judgement, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Vendors or the Corporation;

          (iv) any license, permit, approval, consent or authorization held by the Vendors or the Corporation or necessary to the ownership of the Purchased Shares or the operation of the TGF Business; or

          (v) any applicable law, statute, ordinance, regulation or rule; or

     (b) the creation or imposition of any Encumbrance on any the Purchased Shares, the Victorco Corp Shares, the Rhysco Corp Shares, the Lenco Corp Shares or the Larry Corp Shares or any of the property or assets of the Corporation.

1.07 Business of the Corporation

     The TGF Business is the only business operation carried on by the Corporation, and the property and assets owned or leased by the Corporation are sufficient to carry on the TGF Business. Except for the new phyllo pastry production line which is not yet operating at full capacity, all of the material property and assets owned and used by the Corporation are in good operating condition and are in a state of good repair and maintenance, reasonable wear and tear excepted. During the two years preceding the date of this Agreement, there has not been any significant interruption of operations (being a interruption of more than one day) of the TGF Business due to inadequate maintenance of any of the property and assets owned and used by the Corporation. With the exception of inventory in transit, all the tangible assets of the Corporation are situate at the locations set out in Schedule B1.07 or B2.07.

1.08 Title to Personal and Other Property

     The property and assets of the Corporation (other than the TGF Leased Property as defined herein) are owned beneficially by the Corporation as the beneficial owner thereof with a good and marketable title thereto, free and clear of all Encumbrances other than the TGF Permitted Encumbrances.

1.09 Location of Real Property

     Schedule B1.11 sets forth a municipal address of the real property leased by the Corporation (the "TGF Leased Property"). The Corporation does not own or lease and has not agreed to acquire or lease any real property or interest in real property other than the TGF Leased Property.

1.10 Title to Real Property

     To the knowledge of the Vendors all buildings, structures, improvements and appurtenances situated on the TGF Leased Property to the extent occupied by TGF are in good operating condition and in a state of good maintenance and repair reasonable wear and tear excepted, are adequate and suitable for the purposes for which they are currently being used and the Corporation has adequate rights of ingress and egress for the operation of the TGF Business in the ordinary course. Without limiting the generality of the foregoing:

     (a) the current uses of the TGF Leased Property by TGF and the conduct of the TGF Business comply in all material respects with all regulations, statues, enactments, laws and by-laws including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

     (b) to the knowledge of the Vendors, no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the TGF Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Vendors know of no written notification having been given to it of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

     (c) all account for work and services performed and materials placed or furnished upon or in respect of the TGF Leased Property at the request of the Corporation have been fully paid and satisfied, and no person is entitled to claim a lien under the Construction Lien Act against the TGF Leased Property or any part thereof in respect of any such matters requested by the Corporation other than current accounts in respect of which the payment due date has not yet passed;

     (d) there is nothing owing in respect of the TGF Leased Property by the Corporation to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (e) to the knowledge of the Vendors no part of the TGF Leased Property has been taken or expropriated by any federal, provincial, municipal or other competent authority nor to the knowledge of the Vendors has any notice or proceeding in respect thereof been given or commenced; and

     (f) the TGF Leased Property (including all buildings, improvements and fixtures) is fit for its present use by TGF, and, to the knowledge of the Vendors, there are no material or structural repairs or replacements that are necessary or advisable and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable, and the TGF Leased Property is not currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated.

1.11 Real Property Leases

     The Corporation is not a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lease, other than the lease (the "TGF Lease") described in Schedule B1.11 relating to the TGF Leased Property. Schedule B1.11 sets out the parties to the TGF Lease, its date of execution and expiry date, any options to renew, the location of the leased lands and premises and the rent payable thereunder. The Corporation occupies and has the exclusive right to occupy and use the TGF Leased Property. To the knowledge of the Vendors, the TGF Lease is in good standing and in full force and effect without amendment thereto. Neither the Corporation nor, to the knowledge of the Vendors, any other party thereto is in material breach of any covenants, conditions or obligations contained therein. The Vendors have provided a true copy of the TGF Lease to the Purchaser.

1.12 Inventories

     The inventories of the Corporation do not include any material items that are slow moving, below standard quality or of a quality or quantity not useable or saleable in the normal course of business, the value of which has not been written down on its books of account to net realizable market value in accordance with prudent business practice in the industry. The inventory levels of the Corporation have been maintained at such amounts as are required for the operation of the TGF Business as previously conducted and as proposed to conducted, and such inventory levels are adequate therefor.

1.13 Accounts Receivable

     All accounts receivable, book debts and other debts due or accruing to the Corporation are bona fide and good and, subject to an allowance for doubtful accounts that has been reflected on the books of the Corporation in accordance with generally accepted accounting principles, are collectible without set-off or counterclaim.

1.14 Intellectual Property

     The Vendors shall cause to be delivered within ninety (90) days subsequent to the Closing Date a complete and accurate list of all trade marks, trade names, business names, patents, labels, products, recipes and know-how with respect to the production of the products of the Corporation owned or used by the Corporation in carrying on the TGF Business and all applications therefor and all goodwill connected therewith, including, without limitation, all licenses, registered user agreements and all like rights used by or granted to the Corporation in connection therewith and all right to register or otherwise apply for the protection on any of the foregoing (collectively, the "TGF Intellectual Property"). Schedule B1.14 annexed hereto also includes complete and accurate particulars of all registrations or applications for registration of the TGF Intellectual Property. The TGF Intellectual Property comprises all trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand marks, industrial designs and all other industrial or intellectual property reasonably necessary to conduct the TGF Business. The Corporation is the beneficial owner of the TGF Intellectual Property, free and clear of all Encumbrances other than TGF Permitted Encumbrances, and is not a party to or bound by any Contract or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the TGF Intellectual Property. No person has been granted any interest in or right to use all or any portion of the TGF Intellectual Property. The Vendors are not aware of any claim of any infringement or breach of any industrial or intellectual property rights of any other person by the Corporation, nor have the Vendors or the Corporation received any notice that the conduct of the TGF Business any industrial or intellectual property rights of any other person, and the Vendors after due inquiry have no knowledge of any infringement or violation of any of the rights of the Corporation in the TGF Intellectual Property. The conduct of the TGF Business does not infringe upon the patents, trade marks, licenses, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person. The Vendors are not aware of any state of facts that casts doubt on the validity or enforceability of any of the TGF Intellectual Property. The Vendors have provided to the Purchaser a true and complete copy of all Contracts and amendments thereto that comprise or relate to the TGF Intellectual Property.

1.15 Insurance

     The Corporation has all of its property and assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Time of Closing. Schedule

B1.15 sets out all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any depending claims thereunder) maintained by the Corporation on its property and assets or personnel as of the date hereof and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of the Corporation. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The Vendors have provided to the Purchaser a true copy of each insurance policy referred to in Schedule B1.15.

1.16 No Expropriation

     No property or asset of the Corporation has been taken or expropriated by any federal, provincial, state, municipal or other authority nor has any notice or proceeding in respect thereof been given or, to the knowledge of the Vendors, commenced nor are the Vendors aware of any intent or proposal to give any such notice or commence any such proceeding.

1.17 Agreements and Commitments

     Except as described on Schedule B1.17 or elsewhere in this Agreement or in any Schedules hereto the Corporation is not a party to or bound by any Contract.

     The Corporation has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not in default in any material respect or alleged to be in default in any material respect in respect of, any Contract relating to the Business to which it is a party or by which it is bound; all such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a material default under any of the foregoing. The Vendors have provided to the Purchaser a true and complete copy of each Contract listed or described on Schedule B1.17 and all amendments thereto.

1.18 Compliance with Laws; Governmental Authorization

     The Corporation has complied in all material respects with all laws, statutes, or ordinances regulations, rules, judgments, decrees or orders applicable to the TGF Business or the Corporation. Schedule B1.18 sets out a complete and accurate list of all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "TGF Licenses") held by or granted to the Corporation, and there are no other licenses, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business or to own or lease any of the property or assets utilized by the Corporation. Each TGF License is valid, subsisting and in good standing and the Corporation is not in default or breach of any TGF License in any material respect and, to the knowledge of the Vendor, no proceeding is pending or threatened to revoke or limit any TGF License. The Vendor has provided a true and complete copy of each TGF License and all amendments thereto to the Purchaser.

1.19 Consents and Approvals

     There is no requirement for the Vendors to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in Schedule B1.19. There is no requirement under any Contract relating to the TGF Business or the Corporation to which the Vendors or the Corporation is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals described in Schedule B1.19.

1.20 Financial Statements

     The Audited Corporation Financial Statements and the Interim Corporation Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of the Corporation for the respective periods covered by such financial statements. The financial position and condition of the Corporation is now at least as good as that shown on or reflected in the Interim Corporation Financial Statements.

1.21 Books and Records

     The books and records of the Corporation fairly and correctly set out and disclose in all material respects in accordance with generally accepted accounting principles the financial position of the Corporation as at the date hereof and all financial transactions of the Corporation have been accurately recorded in such books and records in all material respects.

1.22 Absence of Changes

     Since August 31, 1998, the Corporation has carried on the TGF Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

     (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation;

     (b) any damage, destruction or loss (whether or not covered by insurance) affecting any material component of the property or assets of the Corporation;

     (c) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Corporation, other than those incurred in the ordinary and normal course and consistent with past practice;

     (d) any payment, discharge or satisfaction of any Encumbrance, liability or obligation of the Corporation (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and tax liabilities incurred in the ordinary course of business consistent with past practice and other than capital lease and operating line payments;

     (e) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of the Corporation or any direct or indirect redemption, purchase or other acquisition of any such shares other than dividends declared in respect of the Class A Special shares in the capital of the Corporation and redemptions in respect of certain of such Class A Special shares;

     (f) any issuance or sale by the Corporation, or any Contract entered into by the Corporation, for the issuance or sale by the Corporation, of any shares in the capital of or securities convertible into or exercisable for shares in the capital of the Corporation;

     (g) any labour trouble materially adversely affecting the Corporation;

     (h) any license, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any property or assets of the Corporation, other than sales of inventory to customers in the ordinary and normal course of the TGF Business;

     (i) any general increase in the compensation of employees of the Corporation (including, without limitation, any increase pursuant to any Employee Plan or commitment), or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof or the execution of any employment contract with any officer or employee or the making of any loan to, or engagement in any transaction with, any employee, officer or director of the Corporation;

     (j) other than equipment with respect to the new phyllo pastry line, any capital expenditures or commitments of the Corporation in excess of $5,000.00 in the aggregate;

     (k) any forward purchase commitments in excess of the requirements of the Corporation for normal operating inventories or at prices higher than the current market prices;

     (l) any forward sales commitments other than in the ordinary and normal course of the TGF Business or any failure to satisfy any accepted order for goods or services;

     (m) any change in the accounting or tax practices followed by the Corporation other than with respect to certain accruals of salary and bonus owing to some or all of the Vendors which accruals have been disclosed to the Purchaser;

     (n) any change adopted by the Corporation in its depreciation or amortization policies or rates; or

     (o) any adverse change in the credit terms offered to customers of, or by suppliers to, the Corporation.

1.23 Taxes

     (a) The Corporation has filed on a timely basis all tax returns required to be filed by it in all applicable jurisdictions and other than approximately Thirty-Three Thousand Dollars ($33,000.00) owing in respect of corporate income tax has paid all taxes that are due and payable, and all assessments, governmental charges, penalties, interest and fines due and payable by it. Adequate provision has been made in the Audited Corporation Financial Statements and the Interim Corporation Financial Statements for all taxes, governmental charges and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges or assessments, including interest and penalties thereon, payable in respect of the business or assets of the Corporation or otherwise for all periods up to the date of the balance sheet comprising part of the unaudited financial statements and whether or not assessed.

     (b) Canadian federal and provincial income tax assessments have been issued to the Corporation covering all past periods up to and including the fiscal year ended February 28, 1997 and these assessment, if any amounts were owing in respect thereof, have been paid. Assessments for all other applicable federal and provincial taxes and levies have been issued and any amounts owing thereunder have been paid.

     (c) There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Vendors, threatened against, the Corporation in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges, assessments or reassessments asserted by any such authority.

     (d) The Corporation has withheld from each amount paid or credited to any person the amount of all taxes, governmental charges, assessments or other deductions required to be withheld therefrom and has remitted the amounts withheld therefrom and has remitted the amounts withheld to the proper tax or other receiving authorities within the time required under applicable legislation. The Corporation has collected and remitted to the appropriate tax authority when required by law to do so all amounts to be collected by them on account of the goods and services tax or other taxes or governmental charges.

     (e) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charges or deficiency against, or the period for any assessment or reassessment of any government charges or deficiency of, the Corporation with respect to any other matters.

     (f) The Vendors have provided to the Purchaser a true copy of all tax returns and all federal goods and services tax returns filed by the Corporation, and all written communications relating thereto, in respect of the five last completed fiscal years of the Corporation.

     (g) The Corporation is and has always been a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada), and has been since its incorporation.

1.24 Litigation

     There are no actions, suits or proceedings (whether or not purportedly on behalf of the Corporation) pending or, to the knowledge of the Vendors, after due inquiry, threatened against or affecting, the Corporation at law or in equity, or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. The Vendors are not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

1.25 Residency

     The Vendors are each residents of Canada for the purposes of the Tax Act.

1.26 GST Registration

     The Corporation is a registrant for purpose of the ETA whose registration number is 125342428RT001.

1.27 Accounts and Attorneys

     Schedule B1.27 sets forth a true and complete list showing:

     (a) the name of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

     (b) the name of each person, firm, corporation or business organization holding a general or special power of attorney from the Corporation and a summary of the terms thereof.

1.28 Directors and Officers

     Schedule B1.28 sets forth the names and titles of all the officers and directors of the Corporation.

1.29 Dividends

     Since August 31, 1998 the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so other than dividends paid on and redemption of the Class A Special shares in the capital of the Corporation which have been paid and redeemed in accordance with the articles of the Corporation relating thereto.

1.30 Non-Arm's Length Transactions

     The Corporation has not since March 1, 1998 made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation (within the meaning of the Tax Act), except as disclosed in the Interim Corporation Financial Statements and except for usual employee reimbursements and compensation paid in the ordinary and normal course of the TGF Business including the provision of management services by VLRL Management Ltd. to the Corporation and except loans made to the Corporation by its shareholders and/or directors from time to time and which shall have been repaid in full on or before the Closing Date or shall otherwise form part of the Shareholder Loans. Except for Contracts of employment and the foregoing arrangements with VLRL Management Ltd., the Corporation is not a party to any Contract with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation (within the meaning of the Tax
Act). No officer, director or shareholder of the Corporation and no entity that is an Affiliate or Associate of one or more of such individuals:

     (a) owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the TGF Business or the Corporation or a lessor, lessee, supplier, distributor, sales agent or customer of the TGF Business or the Corporation other than Victor who has an interest in Albert's Bakery, a customer and supplier of the Corporation;

     (b) owns, directly or indirectly, in whole or in part, any property that the Corporation uses in the operation of the TGF Business; or

     (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation in connection with the TGF Business, except for any liabilities reflected in the Interim Corporation Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the Employee Plans, the Purchased Loans and Shareholder Loans and other than the accruals of salary and bonuses referred to in Subsection 1.22(m) of this Schedule B.

1.31 Environmental

     (a) The Corporation has been and is in compliance in all material respects with all applicable federal, provincial, state, municipal laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("Hazardous Substances");

     (b) The Corporation has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of the TGF Business. Each Environmental Permit is valid, subsisting and in good standing and the Corporation is not in default or breach in any material respect of any Environmental Permit and no proceeding is pending, or threatened, to revoke or limit any Environmental Permit;

     (c) The Corporation has not used or permitted to be used, except in compliance with all Environmental Laws, the TGF Leased Property or facilities or any property or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

     (d) The Corporation has never received any notice of, nor been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Vendors nor the Corporation has settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the TGF Business or any property of the Corporation, nor has the Corporation received notice of any of the same;

     (e) To the best of the Vendors' knowledge, there are no pending or proposed changes to Environmental Laws that would render illegal or restrict the manufacture or sale any product manufactured or sold or service provided by the Corporation;

     (f) The Corporation has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including the TGF Leased Property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which the Corporation is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Corporation or resulting from the TGF Business have been disposed of, treated and stored in compliance with all Environmental Laws;

     (g) The Corporation has not received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws. The Corporation has not received any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites.

1.32 Employee Plans

     The Corporation does not have any retirement, pension, stock purchase, profit sharing, stock option or deferred compensation plans. Schedule B1.32 identifies each insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of employees or former employees of the Corporation (the "TGF Employee Plans") and a true and complete copy of each TGF Employee Plan has been furnished to the Purchaser. Each TGF Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulation that are applicable to such TGF Employee Plan.

     (a) all contributions to, and payments from, each TGF Employee Plan that may have been required to be made in accordance with the terms of any such TGF Employee Plan, or with the recommendation of the actuary for such TGF Employee Plan, and, where applicable, the laws of the jurisdictions that govern such TGF Employee Plan, have been made in a timely manner;

     (b) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any TGF Employee Plan required to be filed with any governmental agency or distributed to any TGF Employee Plan participant have been duly filed on a timely basis or distributed;

     (c) to the knowledge of the Vendors, there are no pending investigations by any governmental or regulatory agency or authority involving or relating to a TGF Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation or the TGF Employee Plans), suits or proceedings against any TGF Employee Plan or asserting any rights or claims to benefits under the TGF Employee Plan that could give rise to a liability nor, to the knowledge of the Vendor and the Corporation, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding; and

     (d) no notice has been received by the Corporation of any complaints or other proceedings of any kind involving the Corporation or, to the Vendor's or the knowledge, any of the employees of the Corporation before any pension board or committee relating to any TGF Employee Plan or to the Corporation.

1.33 Collective Agreements

     Except as described in Schedule B1.32, the Corporation has not made any Contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and, except as set out in Schedule B1.33, neither the Vendor nor the Corporation is aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of the Corporation, nor is there any certification of any such union with regard to a bargaining unit.

1.34 Employees

     Schedule B1.32 contains a complete and accurate list of the names of all individuals who are employees or sales or other agents or representatives of the Corporation specifying:

     (a) with respect to the unionized employees, the rate of hourly pay, whether or not such employee is absent for any reason such as lay off, leave of absence or worker's compensation; and

     (b) with respect to salaried employees and sales or other agents or representatives, the length of service, age, title, rate of salary and commission structure for each such employee, agent or representative, it being acknowledged that those employees listed under the heading VLRL Management Ltd. are being employed by VLRL management Ltd. and are providing services to both TGF and Norbakco and that such arrangement with VLRL Management Ltd. is to be terminated on closing and such personnel to be fixed by TGF and Norbakco.

     No notice has been received by the Corporation of any complaint filed by any of the employees against the Corporation claiming that the Corporation has violated the Employment Standards Act (Ontario) or the Human Rights Code (Ontario) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the TGF Business is conducted or the Corporation operates) or of any complaints or proceedings of any kind involving the Corporation or, to the Vendor's and the Corporation's knowledge, after due inquiry, any of the employees of the Corporation before any labour relations board, except as disclosed in Schedule B1.33. There are no outstanding orders or charges against the Corporation under the Occupational Health and Safety Act (Ontario). All levies, assessments and penalties made against the Corporation pursuant to the Worker's Compensation Act (Ontario) have been paid by the Corporation and the Corporation has not been reassessed under any such legislation during the past two (2) years.

1.35 Employee Accruals

     All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and employee benefit play payments have been reflected in the books and records of the Corporation.

1.36 Customers and Suppliers

     Schedule B1.36 sets out the major customers of the Corporation (being those customers of the Corporation accounting for more than 75% of sales for the twelve (12) month period ending August 31, 1998 and there has been no termination or cancellation of, and no modification or change in, the Corporation's business relationship with any major customer or group of major customers. The Corporation has no reason to believe that the benefits of any relationship with any of the major customers or suppliers of the Corporation will not continue after the Closing Date in substantially the same manner as prior to the date of the Agreement.

1.37 Full Disclosure

     The Vendors have disclosed to the Purchaser all facts known to them relating to the TGF Business and the Corporation, its assets and operations, which could reasonably be expected to be material to an intending purchaser of the Purchased Shares.

                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS
                            WITH RESPECT TO NORBAKCO

     The Vendors severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

2.01 Organization

     Norbakco is duly incorporated and organized and validly subsisting under the laws of Ontario and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and perform its obligations hereunder. The Norbakco is duly qualified as a Norbakco to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

2.02 Intentionally Deleted

2.03 Authorized and Issued Capital

     The authorized capital of the Norbakco consists of an unlimited number of Common Shares of which 200 common shares (and no more) have been duly issued and are outstanding as fully paid non-assessable.

2.04 Options

     Other than as set forth in the Norbakco Shareholders' Agreement, no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Norbakco.

2.05 No Subsidiaries

     Norbakco does not own and does not have any agreement of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation, and Norbakco does not have any agreements to acquire or lease any other business operations.

2.06 No Violation

     The execution and delivery of this Agreement by the Vendors and the consummation of the transactions herein provided for will not result in either:

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendors or Norbakco under:

          (i) any Contract to which the Vendors or the Norbakco is a party or by which any of them is, or either of their properties are, bound other than its banking arrangements with The Bank of Nova Scotia in respect of which a consent is being obtained and the Norbakco Shareholders' Agreement;

          (ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Norbakco;

          (iii) any judgement, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Vendors or the Norbakco;

          (iv) any license, permit, approval, consent or authorization held by the Vendors or Norbakco or necessary to the ownership of the Purchased Shares or the operation of the Norbakco Business; or

          (v) any applicable law, statute, ordinance, regulation or rule; or

     (b) the creation or imposition of any Encumbrance on any the Purchased Shares, any of the issued and outstanding shares in the capital of Norbakco, the Victorco VLRL Shares, the Rhysco VLRL Shares, the Lenco VLRL Shares or the Larry VLRL Shares or any of the property or assets of the Norbakco.

2.07 Business of the Norbakco

     The Norbakco Business is the only business operation carried on by the Norbakco, and the property and assets owned or leased by Norbakco are sufficient to carry on the Norbakco Business. All of the material property and assets owned and used by Norbakco are in good operating condition and are in a state of good repair and maintenance. Since June 1, 1998, there has not been any significant interruption of operations (being a interruption of more than one day) of the Norbakco Business due to inadequate maintenance of any of the property and assets owned and used by the Norbakco. With the exception of inventory in transit, all the tangible assets of Norbakco are situate at the location set out in Schedule B2.07.

2.08 Title to Personal and Other Property

     The property and assets of Norbakco (other than the Norbakco Leased Property) are owned beneficially by Norbakco as the beneficial owner thereof with a good and marketable title thereto, free and clear of all Encumbrances other than the Norbakco Permitted Encumbrances.

2.09 Location of Real Property

     Schedule B2.11 sets forth a municipal address of the Real Property leased by the Norbakco (the "Norbakco Leased Property"). Norbakco does not own or lease and has not agreed to acquire or lease any real property or interest in real property other than the Norbakco Leased Property.

2.10 Title to Real Property

     To the knowledge of the Vendors all buildings, structures, improvements and appurtenances situated on the Norbakco Leased Property to the extent occupied by TGF are in good operating condition and in a state of good maintenance and repair, reasonable wear and tear excepted are adequate and suitable for the purposes for which they are currently being used and Norbakco has adequate rights of ingress and egress for the operation of the Norbakco Business in the ordinary course. Without limiting the generality of the foregoing:

     (a) the current uses of the Norbakco Leased Property by Norbakco and the conduct of the Norbakco Business comply, in all material respects with all regulations, statues, enactments, laws and by-laws including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

     (b) to the knowledge of the Vendors, no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Norbakco Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Vendors know of no written notification having been given to it of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

     (c) all account for work and services performed and materials placed or furnished upon or in respect of the Norbakco Leased Property at the request of Norbakco have been fully paid and satisfied, and no person is entitled to claim a lien under the Construction Lien Act against the Norbakco Leased Property or any part thereof in respect of any such matters requested by the Corporation, other than current accounts in respect of which the payment due date has not yet passed;

     (d) there is nothing owing in respect of the Norbakco Leased Property by Norbakco to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (e) to the knowledge of the Vendors, no part of the Norbakco Leased Property has been taken or expropriated by any federal, provincial, municipal or other competent authority nor to the knowledge of the Vendors has any notice or proceeding in respect thereof been given or commenced; and

     (f) the Norbakco Leased Property (including all buildings, improvements and fixtures) is fit for its present use by Norbakco, and there are no material or structural repairs or replacements that are necessary or advisable and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable, and the Norbakco Leased Property is not currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated.

2.11 Real Property Leases

     Norbakco is not a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lease, other than the lease (the "Norbakco Lease") described in Schedule B1.11 relating to the Norbakco Leased Property. Schedule B1.11 sets out the parties to the Norbakco Lease, its date of execution and expiry date, any options to renew, the location of the leased lands and premises and the rent payable thereunder. Norbakco occupies and has the exclusive right to occupy and use the Norbakco Leased Property. To the knowledge of the Vendors, the Norbakco Lease is in good standing and in full force and effect without amendment thereto. Neither Norbakco nor, to the knowledge of the Vendors, any other party thereto is in material breach of any covenants, conditions or obligations contained therein. The Vendors have provided a true copy of the Norbakco Lease to the Purchaser.

2.12 Inventories

     The inventories of Norbakco do not include any material items that are slow moving, below standard quality or of a quality or quantity not useable or saleable in the normal course of business, the value of which has not been written down on its books of account to net realizable market value in accordance with prudent business practice in the industry. The inventory levels of Norbakco have been maintained at such amounts as are required for the operation of the Norbakco Business as previously conducted and as proposed to conducted, and such inventory levels are adequate therefor.

2.13 Accounts Receivable

     All accounts receivable, book debts and other debts due or accruing to Norbakco are bona fide and good and, subject to an allowance for doubtful accounts that has been reflected on the books of Norbakco in accordance with generally accepted accounting principles, are collectible without set-off or counterclaim.

2.14 Intellectual Property

     The Vendors shall cause to be delivered within ninety (90) days subsequent to the Closing Date a complete and accurate list of all trade marks, trade names, business names, patents, labels, products, recipes and know-how with respect to the production of the products of the Corporation owned or used by Norbakco in carrying on the Norbakco Business and all applications therefor and all goodwill connected therewith, including, without limitation, all licenses, registered user agreements and all like rights used by or granted to Norbakco in connection with the Norbakco Business and all right to register or otherwise apply for the protection on any of the foregoing (collectively, the "Norbakco Intellectual Property"). Schedule B2.14 annexed hereto includes complete and accurate particulars of all registrations or applications for registration of the Norbakco Intellectual Property. The Norbakco Intellectual Property comprises all trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand marks, industrial designs and all other industrial or intellectual property reasonably necessary to conduct the Norbakco Business. Norbakco is the beneficial owner of the Norbakco Intellectual Property, free and clear of all Encumbrances other than Norbakco Permitted Encumbrances, and is not a party to or bound by any Contract or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Norbakco Intellectual Property. No person has been granted any interest in or right to use all or any portion of the Norbakco Intellectual Property. The Vendors are not aware of any claim of any infringement or breach of any industrial or intellectual property rights of any other person by Norbakco, nor have the Vendors or Norbakco received any notice that the conduct of the Norbakco Business any industrial or intellectual property rights of any other person, and the Vendors after due inquiry have no knowledge of any infringement or violation of any of the rights of Norbakco in the Norbakco Intellectual Property. The conduct of the Norbakco Business does not infringe upon the patents, trade marks, licenses, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person. The Vendors are not aware of any state of facts that casts doubt on the validity or enforceability of any of the Norbakco Intellectual Property. The Vendors have provided to the Purchaser a true and complete copy of all Contracts and amendments thereto that comprise or relate to the Norbakco Intellectual Property.

2.15 Insurance

     Norbakco has all of its property and assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Time of Closing. Schedule B2.15 sets out all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any depending claims thereunder) maintained by Norbakco on its property and assets or personnel as of the date hereof and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of Norbakco. Norbakco is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The Vendors have provided to the Purchaser a true copy of each insurance policy referred to in Schedule B2.15.

2.16 No Expropriation

     No property or asset of Norbakco has been taken or expropriated by any federal, provincial, state, municipal or other authority nor has any notice or proceeding in respect thereof been given or, to the knowledge of the Vendors, commenced nor is the Vendor or Norbakco aware of any intent or proposal to give any such notice or commence any such proceeding.

2.17 Agreements and Commitments

     Except as described on Schedule B2.17 or elsewhere in this Agreement or in any Schedules hereto Norbakco is not a party to or bound by any Contract.

     Norbakco has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in any material respect or alleged to be in default in any material respect in respect of, any Contract relating to the Norbakco Business to which it is a party or by which it is bound; all such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a material default under any of the foregoing. The Vendors have provided to the Purchaser a true and complete copy of each Contract listed or described on Schedule B2.17 and all amendments thereto.

2.18 Compliance with Laws; Governmental Authorization

     Norbakco has complied in all material respects with all laws, statutes, or ordinances regulations, rules, judgments, decrees or orders applicable to the Norbakco Business or Norbakco. Schedule B2.18 sets out a complete and accurate list of all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "Licenses") held by or granted to Norbakco, and there are no other licenses, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Norbakco Business or to own or lease any of the property or assets utilized by Norbakco. Each Norbakco License is valid, subsisting and in good standing and Norbakco is not in default or breach of any Norbakco License in any material respect and, to the knowledge of the Vendor, no proceeding is pending or threatened to revoke or limit any Norbakco License. The Vendor has provided a true and complete copy of each Norbakco License and all amendments thereto to the Purchaser.

2.19 Consents and Approvals

     There is no requirement for the Vendors to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in Schedule B2.19. There is no requirement under any Contract relating to the Norbakco Business or Norbakco to which the Vendors or Norbakco is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals described in Schedule B2.19.

2.20 Financial Statements

     The Interim Norbakco Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Norbakco as at the respective dates of Norbakco for the respective periods covered by such financial statements. The financial position and condition of Norbakco is now at least as good as that shown on or reflected in the Interim Norbakco Financial Statements.

2.21 Books and Records

     The books and records of Norbakco fairly and correctly set out and disclose in all material respects in accordance with generally accepted accounting principles the financial position of Norbakco as at the date hereof and all financial transactions of Norbakco have been accurately recorded in such books and records in all material respects.

2.22 Absence of Changes

     Since August 31, 1998, Norbakco has carried on the Norbakco Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

     (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of Norbakco;

     (b) any damage, destruction or loss (whether or not covered by insurance) affecting any material component of the property or assets of Norbakco;

     (c) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by Norbakco, other than those incurred in the ordinary and normal course and consistent with past practice;

     (d) any payment, discharge or satisfaction of any Encumbrance, liability or obligation of Norbakco (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and tax liabilities incurred in the ordinary course of business consistent with past practice and other than capital lease and operating line payments;

     (e) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of Norbakco or any direct or indirect redemption, purchase or other acquisition of any such shares;

     (f) any issuance or sale by Norbakco, or any Contract entered into by Norbakco, for the issuance or sale by Norbakco, of any shares in the capital of or securities convertible into or exercisable for shares in the capital of Norbakco;

     (g) any labour trouble materially adversely affecting Norbakco;

     (h) any license, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any property or assets of Norbakco, other than sales of inventory to customers in the ordinary and normal course of the Norbakco Business;

     (i) any general increase in the compensation of employees of Norbakco (including, without limitation, any increase pursuant to any Employee Plan or commitment), or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof or the execution of any employment contract with any officer or employee or the making of any loan to, or engagement in any transaction with, any employee, officer or director of Norbakco;

     (j) any capital expenditures or commitments of Norbakco in excess of $5,000.00 in the aggregate;

     (k) any forward purchase commitments in excess of the requirements of Norbakco for normal operating inventories or at prices higher than the current market prices;

     (l) any forward sales commitments other than in the ordinary and normal course of the Norbakco Business or any failure to satisfy any accepted order for goods or services;

     (m) any change in the accounting or tax practices followed by Norbakco other than with respect to certain accruals of salary and bonus owing to some or all of the Vendors which accruals have been disclosed to the Purchaser;

     (n) any change adopted by Norbakco in its depreciation or amortization policies or rates; or

     (o) any adverse change in the credit terms offered to customers of, or by suppliers to Norbakco.

2.23 Taxes

     (a) Other than in respect of those periods pre-dating Norbakco commencing carrying on business, Norbakco has filed on a timely basis all tax returns required to be filed by it in all applicable jurisdictions and has paid all taxes that are due and payable, and all assessments, governmental charges, penalties, interest and fines due and payable by it. Adequate provision has been made in the Interim Norbakco Financial Statements for all taxes, governmental charges and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges or assessments, including interest and penalties thereon, payable in respect of the business or assets of Norbakco or otherwise for all periods up to the date of the balance sheet comprising part of the unaudited financial statements and whether or not assessed.

     (b) There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Vendors, threatened against, Norbakco in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges, assessments or reassessments asserted by any such authority.

     (c) Norbakco has withheld from each amount paid or credited to any person the amount of all taxes, governmental charges, assessments or other deductions required to be withheld therefrom and has remitted the amounts withheld therefrom and has remitted the amounts withheld to the proper tax or other receiving authorities within the time required under applicable legislation. Norbakco has collected and remitted to the appropriate tax authority when required by law to do so all amounts to be collected by them on account of the goods and services tax or other taxes or governmental charges.

     (d) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charges or deficiency against, or the period for any assessment or reassessment of any government charges or deficiency of, Norbakco with respect to any other matters.

     (e) The Vendors have provided to the Purchaser a true copy of all tax returns and all federal goods and services tax returns filed by Norbacko, and all written communications relating thereto, in respect of the five last completed fiscal years of Norbakco.

     (f) Norbakco is and has always been a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada), and has been since its incorporation.

2.24 Litigation

     There are no actions, suits or proceedings (whether or not purportedly on behalf of Norbakco) pending or, to the knowledge of the Vendors, after due inquiry, threatened against or affecting, Norbakco at law or in equity, or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board. The Vendors are not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

2.25 Residency

     The Vendors are each residents of Canada for the purposes of the Tax Act.

2.26 GST Registration

     Norbakco is a registrant for purpose of the ETA whose registration number is 872622998RT001.

2.27 Accounts and Attorneys

     Schedule B2.27 sets forth a true and complete list showing:

     (a) the name of each bank, trust company or similar institution in which Norbakco has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

     (b) the name of each person, firm, corporation or business organization holding a general or special power of attorney from Norbakco and a summary of the terms thereof.

2.28 Directors and Officers

     Schedule B2.28 sets forth the names and titles of all the officers and directors of Norbakco.

2.29 Dividends

     Since May 1, 1998 Norbakco has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so.

2.30 Non-Arm's Length Transactions

     Norbakco has not since May 1, 1998 made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other person not dealing at arm's length with Norbakco (within the meaning of the Tax Act), except as disclosed in the Interim Norbakco Financial Statements and except for usual employee reimbursements an compensation paid in the ordinary and normal course of the Norbakco Business including the provision of management services by VLRL Management Ltd. to Norbakco. Except for Contracts of employment and the foregoing arrangements with VLRL Management Ltd., Norbakco is not a party to any Contract with any officer, director, employee, shareholder or any other person not dealing at arm's length with Norbakco (within the meaning of the Tax Act). No officer, director or shareholder of Norbakco and no entity that is an Affiliate or Associate of one or more of such individuals:

     (a) owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Norbakco Business or Norbakco or a lessor, lessee, supplier, distributor, sales agent or customer of the Norbakco Business or Norbakco;

     (b) owns, directly or indirectly, in whole or in part, any property that Norbakco uses in the operation of the Norbakco Business; or

     (c) has any cause of action or other claim whatsoever against, or owes any amount to, Norbakco in connection with the Norbakco Business, except for any liabilities reflected in the Interim Norbakco Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the Norbakco Employee Plans, the Purchased Loans and Shareholders Loans and other than the accruals of salary and bonuses referred to in Subsection 2.22(m) of this Schedule B.

2.31 Environmental

     (a) Norbakco has been and is in compliance in all materials respects with all applicable Hazardous Substances;

     (b) Norbakco has obtained all Environmental Permits required for the operation of the Norbakco Business. Each Environmental Permit is valid, subsisting and in good standing and Norbakco is not in default or breach in any material respect of any Environmental Permit and no proceeding is pending, or threatened, to revoke or limit any Environmental Permit;

     (c) Norbakco has not used or permitted to be used, except in compliance with all Environmental Laws, the Norbakco Leased Property or facilities or any property or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

     (d) Norbakco has never received any notice of, nor been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Vendors nor Norbakco has settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Norbakco Business or any property of Norbakco, nor has Norbakco received notice of any of the same;

     (e) To the best of the Vendors' knowledge, there are no pending or proposed changes to Environmental Laws that would render illegal or restrict the manufacture or sale any product manufactured or sold or service provided by Norbakco;

     (f) Norbakco has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including the Norbakco Leased Property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which Norbakco is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by Norbakco or resulting from the Norbakco Business have been disposed of, treated and stored in compliance with all Environmental Laws;

     (g) Norbakco has not received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws. Norbakco has not received any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites.

2.32 Employee Plans

     Norbakco does not have any retirement, pension, stock purchase, profit sharing, stock option or deferred compensation plans. Schedule B2.32 identifies each insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by Norbakco for the benefit of employees or former employees of Norbakco (the "Norbakco Employee Plans") and a true and complete copy of each Norbakco Employee Plan has been furnished to the Purchaser. Each Norbakco Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulation that are applicable to such Norbakco Employee Plan.

     (a) all contributions to, and payments from, each Norbakco Employee Plan that may have been required to be made in accordance with the terms of any such Norbakco Employee

Plan, or with the recommendation of the actuary for such Norbakco Employee Plan, and, where applicable, the laws of the jurisdictions that govern such Norbakco Employee Plan, have been made in a timely manner;

     (b) all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Norbakco Employee Plan required to be filed with any governmental agency or distributed to any Norbakco Employee Plan participant have been duly filed on a timely basis or distributed;

     (c) to the knowledge of the Vendors, there are no pending investigations by any governmental or regulatory agency or authority involving or relating to a Norbakco Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation or the Employee Plans), suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under the Norbakco Employee Plan that could give rise to a liability nor, to the knowledge of the Vendor and Norbakco, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding; and

     (d) no notice has been received by Norbakco of any complaints or other proceedings of any kind involving Norbakco or, to the Vendor's or the knowledge, any of the employees of Norbakco before any pension board or committee relating to any Norbakco Employee Plan or to Norbakco.

2.33 Collective Agreements

     Except as described in Schedule B2.32, Norbakco has not made any Contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and, except as set out in Schedule B2.32, neither the Vendor nor Norbakco is aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of Norbakco, nor is there any certification of any such union with regard to a bargaining unit.

2.34 Employees

     Schedule B2.32 contains a complete and accurate list of the names of all individuals who are employees or sales or other agents or representatives of Norbakco specifying:

     (a) with respect to the unionized employees, the rate of hourly pay, whether or not such employee is absent for any reason such as lay off, leave of absence or worker's compensation; and

     (b) with respect to salaried employees and sales or other agents or representatives, the length of service, age, title, rate of salary and commission structure for each such employee, agent or representative.

(being acknowledged that those employees listed under the heading VLRL Management Ltd. are being employed by VLRL Management Ltd. and are providing services to both TGF and Norbakco and that such arrangement with VLRL Management Ltd. is to be terminated on closing and such personnel to be fixed by TGF and Norbakco).

     No notice has been received by Norbakco of any complaint filed by any of the employees against Norbakco claiming that Norbakco has violated the Employment Standards Act (Ontario) or the Human Rights Code (Ontario) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the Norbakco Business is conducted or Norbakco operates) or of any complaints or proceedings of any kind involving Norbakco or, to the Vendor's and Norbakco's knowledge, after due inquiry, any of the employees of Norbakco before any labour relations board, except as disclosed in Schedule 17. There are no outstanding orders or charges against Norbakco under the Occupational Health and Safety Act (Ontario). All levies, assessments and penalties made against Norbakco pursuant to the Worker's Compensation Act (Ontario) have been paid by Norbakco and Norbakco has not been reassessed under any such legislation during the past two (2) years.

2.35 Employee Accruals

     All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries and commissions and employee benefit play payments have been reflected in the books and records of Norbakco.

2.36 Customers and Suppliers

     Schedule B2.36 sets out the major customers of Norbakco (being those customers of Norbakco accounting for more than 75% of sales for the twelve (12) month period ending August 31, 1998 and there has been no termination or cancellation of, and no modification or change in, Norbakco's business relationship with any major customer or group of major customers. Norbakco has no reason to believe that the benefits of any relationship with any of the major customers or suppliers of Norbakco will not continue after the Closing Date in substantially the same manner as prior to the date of the Agreement.

2.37 Full Disclosure

     The Vendors have disclosed to the Purchaser all facts known to them relating to the Norbakco Business and Norbakco and its assets and operations which could reasonably be expected to be material to an intending purchaser of the Purchased Shares.

                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS
                              WITH RESPECT TO VLRL

     The Vendors severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

3.01 Organization

     VLRL is a corporation duly incorporated and organized and validly subsisting under the laws of Ontario and has the corporate power to own or lease its property, to own the Norbakco Shares, to enter into this Agreement and to perform its obligations hereunder. VLRL is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary.

3.02 Intentionally Deleted

3.03 No Other Agreements to Purchase

     No person has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from VLRL of any of the Norbakco Shares.

3.04 Authorized and Issued Capital

     The authorized capital of VLRL consists of an unlimited number of common shares, of which 200 common shares of VLRL (and no more) have been duly issued and are outstanding as fully paid non-assessable.

3.05 Options

     Other than as contained in the Norbakco Shareholders' Agreement, no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of VLRL.

3.06 Ownership of Norbakco Shares

     Other than the Larry Norbacko Shares in respect of which VLRL is not the beneficial owner, VLRL is the beneficial owner of record of the Norbakco Shares, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Norbakco Shares are subject to any voting trust, shareholder agreement or voting agreement other than the Norbakco Shareholders' Agreement and other than the Larry Norbakco Shares which shares are being held in trust by VLRL for Larry. Upon completion of the transaction contemplated by this Agreement, all of the Norbakco Shares will be owned by VLRL as the beneficial owner of record, with a good and marketable title thereto other than the Larry Norbakco Shares, the beneficial ownership of which will be held by the Purchaser.

3.07 No Subsidiaries

     VLRL does not own and does not have any agreement of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation other than Norbakco, and VLRL does not have any agreements to acquire or lease any other business operations.

3.08 No Violation

     The execution and delivery of this Agreement by the Vendors and the consummation of the transactions herein provided for will not result in either:

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of VLRL under:

          (i) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of VLRL;

          (ii) any judgement, decree, order or award of any court, governmental body or arbitrator having jurisdiction over VLRL;

          (iii) any license, permit, approval, consent or authorization held by VLRL or necessary to the ownership of the Norbakco Shares; or

          (iv) any applicable law, statute, ordinance, regulation or rule; or

     (b) the creation or imposition of any Encumbrance on any of the Norbakco Shares or any of the property or assets of VLRL.

3.09 Business of VLRL

     VLRL does not carry on or conduct any business operations and is strictly a holding company to hold the Norbakco Shares, and the only property and assets owned by Norbakco are the Norbakco Shares. Other than the Norbakco Shareholders' Agreement, VLRL is not a party to any contract or agreement of any kind, no consents are required in connection with the sale of the shares in the capital of VLRL other than the sale by Larry of his beneficial interest in the Larry Norbakco Shares and does not have any employees.

3.10 Taxes

     (a) Other than in respect of those periods pre-dating VLRL commencing carrying on business, has filed on a timely basis all tax returns required to be filed by it in all applicable jurisdictions and has paid all taxes that are due and payable, and all assessments, governmental charges, penalties, interest and fines due and payable by it. Adequate provision has been made in the Interim VLRL Financial Statements for all taxes, governmental charges and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges or assessments, including interest and penalties thereon, payable in respect of the business or assets of VLRL or otherwise for all periods up to the date of the balance sheet comprising part of the unaudited financial statements and whether or not assessed.

     (b) No Canadian federal and provincial income tax assessments have been issued to VLRL.

     (c) There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Vendors, threatened against, VLRL in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges, assessments or reassessments asserted by any such authority.

     (d) VLRL has withheld from each amount paid or credited to any person the amount of all taxes, governmental charges, assessments or other deductions required to be withheld therefrom and has remitted the amounts withheld therefrom and has remitted the amounts withheld to the proper tax or other receiving authorities within the time required under applicable legislation. VLRL has collected and remitted to the appropriate tax authority when required by law to do so all amounts to be collected by them on account of the goods and services tax or other taxes or governmental charges.

     (e) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charges or deficiency against, or the period for any assessment or reassessment of any government charges or deficiency of, VLRL with respect to any other matters.

     (f) No tax returns or federal goods and services tax returns have been filed by VLRL.

     (g) VLRL is and has always been a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada), and has been since its incorporation.

3.11 Financial Statements

     No financial statements have been prepared for VLRL. VLRL's sole assets consist of the VLRL Norbakco Shares carried at a value of One Hundred Dollars

($100.00) and shareholder advances carried at a value of One Hundred and Forty Thousand Dollars ($140,000.00) and VLRL's sole liability consists of Shareholder Loans owing to Victorco and Rhysco aggregating One Hundred and Forty Thousand Dollars ($140,000.00).

3.12 Books and Records

     The books and records of VLRL set out and disclose in all material respects in accordance with generally accepted accounting principles the financial position of VLRL as at the date hereof and all financial transactions of VLRL have been accurately recorded in such books and records.

3.13 Directors and Officers

     Schedule B3.13 sets forth the names and titles of all the officers and directors of VLRL.

3.14 Full Disclosure

     The Vendors have disclosed to the Purchasers all facts known to them relating to VLRL and its assets and operations which could reasonably be expected to be material to an intending purchaser of the Purchased Shares.

THIS IS SCHEDULE C TO THE SHARE PURCHASE AGREEMENT
--------------------------------------------------------------------------------

                    REPRESENTATIONS AND WARRANTIES OF VICTOR

     Victor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Victorco Shares:

1.01 Organization

     Victorco is duly incorporated and organized and validly subsisting under the laws of Ontario and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and perform its obligations hereunder. Victorco is duly qualified as a corporation to do business in each jurisdiction in which the nature of the business or the property and assets owned or leased by it makes such qualification necessary.

1.02 Authorization

     This Agreement has been duly executed and delivered by Victor and is a legal, valid and binding obligation of Victor enforceable against Victor by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

1.03 No Other Agreements to Purchase

     No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from Victor of any of the Victorco Shares.

1.04 Authorized and Issued Capital

     The authorized capital of Victorco consists of an unlimited number of common shares, of which thirty (30) common shares of Victorco (and no more) have been duly issued and are outstanding as fully paid non-assessable.

1.05 Options

     No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of Victorco.

1.06 Ownership of Victorco Shares

     Victor is the beneficial owner of record of the Victorco Shares, with good and marketable title thereto, free and clear of all Encumbrances other than restrictions contained and, without limiting the generality of the foregoing, none of the Victorco Shares are subject to any voting trust, shareholder agreement of voting agreement other than restrictions contained in the TGF Shareholders' Agreement. At the time of completion of the transaction contemplated by this Agreement, all of the Victorco Shares will be transferred to the Purchaser or such other person as the Purchaser may direct as the beneficial owner of record, with a good and marketable title thereto.

1.07 No Subsidiaries

     Victorco does not own and does not have any agreement of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation other than the Corporation and VLRL other than shares of VLRL Management Ltd. which shall be disposed of prior to closing, and Victorco does not have any agreements to acquire or lease any other business operations.

1.08 No Violation

     The execution and delivery of this Agreement by Victor and the consummation of the transactions herein provided for will not result in either:

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Victor or Victorco under:

          (i) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Victorco;

          (ii) any judgement, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Victor or Victorco;

          (iii) any contract to which Victorco or Victor is a party or by which either of their properties are bound or any license, permit, approval, consent or authorization held by Victor or Victorco or necessary to the ownership of the Victorco Shares other than the banking arrangements of TGF and Norbakco with Bank of Nova Scotia and Business Development Bank of Canada and other than the TGF Shareholders' Agreement; or

          (iv) any applicable law, statute, ordinance, regulation or rule; or

     (b) the creation or imposition of any Encumbrance on any of the Victorco Shares or any of the property or assets of Victorco.

1.09 Business of Victorco

     Victorco does not carry on or conduct any business operations and is strictly a holding company to hold the Victorco Corp Shares and the Victorco VLRL Shares, and the only property and assets owned by Victorco are the Victorco Shares. Victorco is not a party to any contract or agreement of any kind, no consents are required in connection with the sale of the shares in the capital of Victorco and does not have any employees.

1.10 Taxes

     (a) Other than tax returns for the fiscal years subsequent to March 31, 1994 which have now been only filed, Victorco has filed on a timely basis all tax returns required to be filed by them in all applicable jurisdictions and has paid all taxes that are due and payable, and all assessments, governmental charges, penalties, interest and fines due and payable by them. Adequate provision has been made in the Victorco Financial Statements for all taxes, governmental charges and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges or assessments, including interest and penalties thereon, payable in respect of the business or assets of Victorco or otherwise for all periods up to the date of the balance sheet comprising part of the unaudited financial statements and whether or not assessed.

     (b) Canadian federal and provincial income tax assessments have been issued to Victorco covering all past periods up to and including the fiscal year ended March 31, 1994 and these assessment, if any amounts were owing in respect thereof, have been paid. Assessments for all other applicable federal and provincial taxes and levies have been issued and any amounts owing thereunder have been paid.

     (c) There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Vendors, threatened against, Victorco in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges, assessments or reassessments asserted by any such authority.

     (d) Victorco has withheld from each amount paid or credited to any person the amount of all taxes, governmental charges, assessments or other deductions required to be withheld therefrom and has remitted the amounts withheld therefrom and has remitted the amounts withheld to the proper tax or other receiving authorities within the time required under applicable legislation. Victorco has collected and remitted to the appropriate tax authority when required by law to do so all amounts to be collected by them on account of the goods and services tax or other taxes or governmental charges.

     (e) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charges or deficiency against, or the period for any assessment or reassessment of any government charges or deficiency of, Victorco with respect to any other matters.

     (f) The Vendors have provided to the Purchaser a true copy of all tax returns and all federal goods and services tax returns filed by Victorco, and all written communications relating thereto, in respect of the five last completed fiscal years of Victorco.

     (g) Victorco is and has always been a Canadian-controlled private corporation, as defined in the Income Tax Act (Canada), and has been since its incorporation.

1.11 Financial Statements

     The Victorco Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Victorco as at the respective dates of Victorco for the respective periods covered by such financial statements. The financial position and condition of Victorco is now at least as good as that shown on or reflected in the Interim Victorco Financial Statements.

1.12 Books and Records

     The books and records of Victorco fairly and correctly set out and disclose in accordance with generally accepted accounting principles the financial position of Victorco as at the date hereof and all financial transactions of Victorco have been accurately recorded in such books and records.

1.13 Directors and Officers

     Schedule C1.13 sets forth the names and titles of all the officers and directors of Victorco.

1.14 Full Disclosure

     Victor has disclosed to the Purchaser all facts known to him relating to Victorco and its assets and operations which could reasonably be expected to be material to an intending purchaser of the Purchased Shares.

1.15 Purchased Loans and Shareholder Loans

     Other than as disclosed in Schedule A1.02, there are no Purchased Loans or Shareholder Loans to Victor.